Exhibit 6(d)

2011 AMENDED AND RESTATED BY-LAWS

OF

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

(herein called the “Company”)

ARTICLE I

OFFICES

The principal place of business of the Company shall be located within Birmingham, Jefferson County, Alabama, or at any such other place within the State of Alabama as the Board of Directors may determine or at such place as the Board of Directors may determine provided such place complies with applicable law. The administrative office and home office of the Company shall be located in Birmingham, Jefferson County, Alabama, or at such other offices, either within or without the state of its domicile or such other state, as the Board of Directors or the Executive Committee may designate. The Company may have such other offices, either within or without the state of the Company’s domicile,

ARTICLE II

SHAREHOLDERS

Section 1.                                          Meetings. The annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held at such date and time during the calendar year as shall be specified by resolution of the Board of Directors. Special meetings may be called for any purpose by the Board of Directors, the Executive Committee or the chief executive officer.

Section 2.                                          Place of Meetings. The place of all meetings shall be the principal office of the Company in the State of Alabama unless some other place, either within or without the State of Alabama, is designated by a resolution of the Board of Directors or other person entitled to call such meetings.

Section 3.                                          Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, or, in the case it is proposed to increase the stock or bonded indebtedness of the Company, not less than thirty (30) nor more than fifty(50) days before the date of the meeting, either personally or by mail or by electronic transmission, by or at the direction of the Board of Directors, the chief executive officer, or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the Company, with postage thereon prepaid. If sent by facsimile transmission, electronic mail or other electronic transmission, such notice shall be deemed to be delivered when transmitted.

Section 4.                                          Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Company may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 5.                                          Proxies. At all meetings of shareholders a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 6.                                          Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 7.                                          Voting of Shares by Certain Holders. Shares of the Company held by another corporation if a majority of such other corporation’s shares entitled to vote for the election of directors of such other corporation is held by the Company shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Treasury shares and shares of stock held by the Company in a fiduciary capacity shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 8.                                          Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such written consent shall be filed with the minutes of proceedings of the shareholders.

ARTICLE III

BOARD OF DIRECTORS

Section 1.                                          General Powers. All corporate power of the Company shall be exercised by or under its Board of Directors and the business and affairs of the Company shall be managed under the direction of its Board of Directors subject to any limitation set forth in the Articles of Incorporation. The Board of Directors shall be and is hereby authorized to adopt and amend from time to time By-laws to be effective in the event of an emergency caused by an enemy attack, dealing with or making provisions during such emergency for continuity of management, succession to the authority and duties of officers, vacancies in office, alternative officer or other matters deemed necessary or desirable to enable the Company to carry on its business and affairs.

Section 2.                                          Number, Tenure and Qualifications. The number of directors of the Company shall be fixed from time to time by resolution of the shareholders; provided that the Board shall consist of not less than three (3) natural persons to no more than twenty (20) persons in a manner not inconsistent with the laws of the State of Alabama, and that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. At least one-third of the directors shall be bona fide residents of the state of Alabama. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be shareholders or residents of the State of Alabama except as otherwise provided by law or by the shareholders of the Company.

Section 3.                                          Regular Meetings. The shareholders may provide, by resolution, the time and place, either within or without the State of Alabama, if permitted by law, for the holding of regular meetings without other notice than such resolution.

Section 4.                                          Special Meetings. Special meetings of the Board of Directors or of any committee designated thereby may be called by or at the request of the President, the chief executive officer, or any two directors. A special meeting of the Board of Directors or of any committee designated thereby shall be held at the administrative office of the Company, provided that by resolution, or by waiver signed by all directors, it may be held at any other place, either within or without the State of Alabama.

Section 5.                                          Notice. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his or her business address, or by telegram, or by electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If sent by facsimile transmission, electronic mail or other electronic transmission, such notice shall be deemed to be delivered when transmitted. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.                                          Quorum. A majority of the number of directors fixed in the manner provided by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a meeting is convened, the directors present may continue to do business taking action by a vote of a majority of a quorum until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

Notwithstanding the foregoing provisions of this section to the contrary, in the event of an emergency caused by an enemy attack, at each meeting of the Board during such emergency the presence of one-third of the total number of directors, but in any event not less than two directors, shall constitute a quorum and be sufficient for the transaction of business.

Section 7.                                          Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other and participation by such means shall constitute presence in person at a meeting.

Section 8.                                          Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even if such majority less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected until the next annual meeting of shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 9.                                          Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the full Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company, except for the Company’s Finance/Investment Committee (which may include one or more members who are not members of the Board of Directors, and which shall have only those powers of the Board of Directors as permitted by Ala. Code§ 27-41-5), which, to the extent provided in such resolution or resolutions, shall have and may during intervals between the meetings of the Board exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that no such committee shall have the authority of the Board of Directors in reference to: (1) authorize distributions; (2) approve or propose to shareholders action that Chapter 2 of the Alabama Business Corporation Law requires be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Company’s articles of incorporation pursuant to § 10-2B-10.02 of the

Alabama Business Corporation Law; (5) adopt, amend or repeal the Company’s by-laws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Company) to do so within limits specifically prescribed by the Board of Directors; Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him or her by Jaw.

Section 10.                                   Informal Action. Any action required or permitted under the Alabama Insurance Code, the Alabama Business Corporation Act, the Articles of Incorporation or these By-laws to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 11.                                   Removal of Directors. At a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors and the shareholders may at such meeting elect a successor director or directors for the unexpired term of the director or directors removed.

ARTICLE IV

OFFICERS

Section 1.                                          Number. The officers of the Company shall be determined from time to time by resolution of the Board of Directors and shall be consistent with the current laws of the State of Alabama. The officers of the Company shall include a President and a Secretary and, in the discretion of the Board of Directors which may leave one or more offices vacant from time to time, may include a Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers as may be deemed necessary by the Board of Directors. All such officers shall be elected for a term of one year and shall be subject to removal by the Board of Directors at its pleasure. Such officers shall perform such duties and exercise such powers as are conferred by the Board of Directors or as are conferred herein. The Board of Directors may designate one of such elected officers the chief executive officer of the Company. The Board of Directors or the chief executive officer, by and with the consent and approval of the Board of Directors or of the Executive Committee, if any, may appoint such other officers and agents as, in its or his or her discretion, are required for the proper transaction of the Company’s business. The same individual may simultaneously hold two or more offices in the Company, if then consistent with the current laws of the State of Alabama.

Section 2.                                          Chairman of the Board. Any director may be designated as Chairman of the Board and shall preside, when present, at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 3.                                          President. Subject to the control of the Board of Directors, the President shall have general management and control of the affairs and business of the Company, and shall perform all other duties and exercise all other powers commonly incident to his or her office, or which are or may at any time be authorized or required by law. He or she shall keep the Board of Directors fully informed concerning the affairs and business of the Company. The Board of Directors may by resolution designate the officer of the

Company who in the event of the death, unavailability or incapacity of the President shall perform the duties of the President until the Board of Directors shall designate another person to perform such duties or to become President.

Section 4.                                          Vice Presidents. Each Vice President shall have powers and perform such duties as shall from time to time be assigned to him or her by these By-laws or by the Board of Directors and shall have such duties as may be assigned to him or her by the chief executive officer if one has been named.

Section 5.                                          Other Authority of Officers. The Chairman of the Board of Directors or the President shall be authorized to sign and execute all authorized bonds, contracts or other obligations in the name of the Company, and with the Secretary or an Assistant Secretary, may sign all certificates of shares of the capital stock of the Company, and do and perform such other acts and things as may from time to time be assigned to each of them by the Board of Directors. The chief executive officer, the President, the Treasurer or such other officers as are authorized by the Board of Directors are authorized to enter into contracts in the name of the Company or sell and convey any real estate or securities now or hereafter belonging to the Company and execute any deeds or written instruments of transfer necessary to convey good title thereto and each of the foregoing officers, or the Secretary or the Treasurer of the Company, is authorized and empowered to satisfy and discharge of record any mortgage or deed of trust now or hereafter of record in which the Company is a grantee or of which it is the owner, and any such satisfaction and discharge heretofore or hereafter so entered by any such officer shall be valid and in all respects binding on the Company.

Section 6.                                          Secretary. The Secretary shall attend all meetings of the shareholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Board and its committees as required. He or she shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. He or she shall record all transfers of stock, and cancel and preserve all certificates of stock transferred, and shall keep a record, alphabetically arranged, of all persons who are shareholders of the Company, showing their places of residence and the number of shares of stock held by them respectively. The Secretary shall also be the transfer agent of the Company for the transfer of all certificates of stock ordered by the Board of Directors, and shall affix the seal of the Company to all certificates of stock or other instruments requiring the seal. He or she shall keep such other books and perform such other duties as may be assigned to him or her from time to time. The Board of Directors may designate a bank or trust company as transfer agent of the Company stock, in which case such transfer agent shall perform all duties above set forth relative to transfers of such stock.

Section 7.                                          Treasurer. The Treasurer shall have custody of all the funds and securities of the Company, and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors or the chief executive officer.

Section 8.                                          Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the President certificates for shares of the Company the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give the Company bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 9.                                          Election and Term of Office. The Officers of the Company to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 10.                                   Removal. The chief executive officer, Chairman of the Board, or President may be removed, with or without cause, at any time by action of the Board of Directors. Any other officer elected by the Board of Directors may be removed, with or without cause, at any time, by action of the Board of Directors or the Executive Committee of the Board of Directors, if any. Any other officer, agent or employee, including any officer, agent or employee appointed by the Board of Directors, may be removed, with or without cause, at any time by the Board of Directors, the chief executive officer, the Executive Committee of the Board of Directors, if any, or the superior officer to whom authority to so remove has been delegated by these By-laws or by the chief executive officer.

Section 11.                                   Vacancies. A vacancy in any office elected or appointed by the Board of Directors because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or superior officer to whom such authority in the premises may have been delegated by these By-laws or by resolution of the Board of Directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.                                          Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 2.                                          Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or by the Finance/Investment Committee of the Board of Directors. Such authority may be general or confined to specific instances.

Notwithstanding anything herein to the contrary, any loans to directors who are not also employees of the Company or a subsidiary thereof, or the use of the credit of the Company to assist same, shall require authorization in the particular case by shareholders of the Company, and any such loans or any loans to employees, whether or not directors, of the Company or of any subsidiary shall be made only in compliance with the applicable law of the State of Alabama.

Section 3.                                          Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                                          Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board of Directors may select.

Section 5.                                          Proxies. Unless otherwise provided by resolution of the Board of Directors, the chief executive officer may from time to time appoint an attorney or agent of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the Company as such holder, to any action by such other corporation, and may instruct the person or persons ‘so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.                                          Certificates of Shares. Certificates may be issued for whole or fractional shares. Certificates representing shares of the Company shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed in the manner provided by the Alabama Business Corporation Act and any act amendatory thereof, supplementary thereto or substituted therefor. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

Section 2.                                          Transfer of Shares. Transfer of shares of the Company shall be made only on the stock transfer books of the Company by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Company shall begin on the first day of January and end on the 31st day of December in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE IX

SEAL

The corporate seal shall have inscribed thereon the name of the Company and the words “Corporate Seal”, including the name of the State of Alabama, a facsimile of which shall be valid as the original and may be used by the Company when appropriate by impressing it on or affixing it to any document.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Company under the provisions of these By-laws, the Articles of Incorporation, the provisions of the Alabama Business Corporation Act or the Alabama Insurance Code and any act amendatory thereof, supplementary thereto or substituted therefor, or the Constitution of the State of Alabama, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

INDEMNIFICATION

In amplification and not in limitation of applicable provisions of the Alabama Insurance Law and the Alabama Business Corporation Act and, in the case of conflict between the terms hereof and the provisions of such Law or such Act, the provisions of such Law or Act shall govern:

(a)                                 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such claim, action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)                                 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)                                  To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

(d)                                 Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(e)                                  Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section.

(f)                                   The indemnification authorized by this Section shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provision of Articles of Incorporation, By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)                                  The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Section.

ARTICLE XII

AMENDMENTS

Section 1.                                          Power of Directors to Amend. The Board of Directors shall have power to alter, amend and repeal the By-laws of the Company or adopt new By-laws for the Company at any regular or special meeting of the Board, provided that the Board of Directors may not alter, amend or repeal any By-law which establishes what constitutes a quorum at such shareholders’ meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors.

Section 2.                                          Power of Shareholders to Amend. The shareholders may alter, amend, or repeal the By-laws of the Company or adopt new By-laws for the Company at any annual meeting or at a special meeting, and all By-laws made by the directors may be altered or repealed by the shareholders.

* * * * * *

CERTIFICATE

The foregoing are hereby certified by the undersigned officer of Protective Life and Annuity Insurance Company to be a true and accurate copy of the 2011 Amended and Restated By-laws of Protective Life and Annuity Insurance Company and to be in full force and effect this date.

Given under my hand and the seal of the Protective Life and Annuity Insurance Company this 26 day of September, 2011.

Secretary / Assistant Secretary

[Corporate Seal]